As filed with the Securities and Exchange Commission on August 29, 2008

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Allegiant Travel Company

(Exact name of registrant as specified in its charter)

Nevada	20-4745737
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8360 South Durango Drive

Las Vegas, Nevada 89113

(702) 851-7300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew C. Levy

Chief Financial Officer and Managing Director, Planning

8360 South Durango Drive

Las Vegas, Nevada 89113

(702) 851-7300

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert B. Goldberg, Esq.

Ellis Funk, P.C.

3490 Piedmont Road, NE, Suite 400

Atlanta, Georgia 30305

(404) 233-2800

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. :☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)		Proposed maximum aggregate offering price(1)(2)		Amount of registration fee(3)
Senior Debt Securities; Subordinated Debt Securities; Common Stock, par value $0.001 per share (5); Preferred Stock, par value $0.001 per share (5); Depositary Shares (5); Warrants (5); Stock Purchase Contracts (5); and Stock Purchase Units (5)		(4)		(4)		(4)
Gurantees of debt securities (6)
Total	$125,000,000 (7)		$125,000,000		$4,912.50	(3)

(1)

There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, which may be senior or subordinated, of the registrant and such indeterminate number of warrants, depositary shares, stock purchase contracts and stock purchase units of the registrant, all at indeterminate prices, as shall have an aggregate initial offering price not to exceed $125,000,000 or the equivalent amount denominated in one or more foreign currencies. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement.

(2)

Estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale by the registrant of the securities registered under this registration statement.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933.

(4)	Omitted pursuant to General Instruction II(D) of Form S-3 under the Securities Act.

(5)

Also includes such indeterminate number of shares of preferred stock, depositary shares, common stock, warrants, stock purchase contracts and stock purchase units as may be issued upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities as may be offered pursuant to any prospectus or prospectus supplement filed with this registration statement.

(6)

The guarantees registered hereby are full and unconditional, joint and several guarantees by additional registrants with respect to debt securities of Allegiant Travel Company registered hereby. See the Table of Additional Registrants, below. No separate consideration will be received for the guarantees of debt securities. No additional registration fee for the guarantees will be due pursuant to Rule 457(n).

(7)

Such amount represents (i) whether issued separately or as part of a stock purchase unit, (a) the initial offering price of any common stock, (b) the liquidation preference, or, if different, the initial offering price of any preferred stock, (c) the principal amount of the debt securities, and the issue price rather than the principal amount of any such securities issued at original issue discount, (d) the initial offering price of any warrants or depositary shares and (e) the purchase price of any common or preferred stock under any stock purchase contract, and (ii) the initial offering price of any stock purchase units.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER       , 2008

Allegiant Travel Company

Senior Debt Securities, Subordinated Debt Securities,
Common Stock, Preferred Stock, Depositary Shares, Warrants,
Stock Purchase Contracts, Stock Purchase Units and Units

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process.  Under this shelf process, we may, from time to time, sell the following types of securities described in this prospectus in one or more offerings up to a total dollar amount of $125,000,000:

•

our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes, debentures or other unsecured evidences of indebtedness

•	shares of our common stock
•	shares of our preferred stock
•	depositary shares representing a fraction of a share of our preferred stock
•	warrants to purchase debt securities, preferred stock, depositary shares or common stock
•	stock purchase contracts
•	stock purchase units
•	units consisting of one or more shares of common stock, shares of preferred stock, depositary shares, and warrants, or
•	any combination of these securities.

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents or a combination of these methods.  To the extent not described in this prospectus, the names of any underwriters or agents participating in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.  For general information about the distribution of securities offered, please see “Plan of Distribution” on page 30 in this prospectus.

You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you invest in our securities.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “ALGT.”  We will make application to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the Nasdaq Global Select Market.  We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

Investing in our securities involves risks.  You should carefully read and consider the risk factors included in this prospectus, in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission.  See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2008.

About This Prospectus

ALLEGIANT TRAVEL COMPANY

We are a leisure travel company focused on linking small cities to leisure destinations such as Las Vegas, Nevada, Phoenix, Arizona, Ft. Lauderdale, Florida, Orlando, Florida and Tampa/St. Petersburg, Florida. We operate a low-cost passenger airline marketed primarily to leisure travelers in small cities, allowing us to sell air travel both on a stand-alone basis and bundled with hotel rooms, rental cars and other travel related services. Our route network, pricing philosophy, advertising and diversified product offering built around relationships with premier leisure companies are all intended to appeal to leisure travelers and make it attractive for them to purchase air travel and related services from us.

Our business model provides for diversified revenue streams, which we believe distinguishes us from other U.S. airlines and other travel companies:

•	Scheduled service revenue currently consists of limited frequency nonstop flights between our leisure destinations and our small city markets.

•

Ancillary revenue is generated from the sale of hotel rooms, rental cars, advance seat assignments, in-flight products, checked bag fees, charging a fee for unlimited changes to reservations and other items sold in conjunction with our scheduled air service.

•

Fixed fee contract revenue consists largely of fixed fee flying agreements mostly with affiliates of Harrah’s Entertainment Inc. that provide for a predictable revenue stream. We also provide charter service on a seasonal and ad hoc basis to affiliates of Harrah’s Entertainment Inc. and others.

Our main strategy is to develop the leisure travel market in small cities by providing nonstop low fare scheduled service to leisure destinations. We currently provide service primarily to Las Vegas, Nevada, Phoenix, Arizona, Ft. Lauderdale, Florida, Orlando, Florida and Tampa/St. Petersburg, Florida.  As of September 1, 2008, we serve 68 cities in 33 states.

Our business strategy has evolved as our experienced management team has looked differently at the traditional way business has been conducted in the airline industry. We have consciously developed a different business model:

Traditional Airline Approach		Allegiant Approach

•	Focus on business traveler	•	Focus on leisure traveler
•	Provide high frequency service	•	Provide low frequency service from small cities
•	Use smaller aircraft to provide connecting service from smaller markets through hubs	•	Use larger jet aircraft to provide nonstop service from small cities direct to leisure destinations
•	Sell through multiple intermediaries	•	Sell only directly to travelers without participation in global distribution systems
•	Offer flight connections	•	No connecting flights offered
•	Use frequent flyer programs and code-share arrangements to increase passenger traffic	•	No frequent flyer programs or code-share arrangements
•	Provide amenities to passengers free of charge whether or not they are of value to them	•	Provide amenities such as advance seat assignments, checked bags, snacks, and drinks, at a charge to passengers

Our principal executive offices are located at 8360 South Durango Drive, Las Vegas, Nevada 89113. Our telephone number is (702) 851-7300. Our website’s address is http://www.allegiantair.com.  We have not incorporated by reference into this prospectus the information on our website and you should not consider it to be a part of this document. Our website address is included in this document for reference only.

Allegiant Travel Company, Allegiant Air and Allegiant Vacations are service marks of Allegiant Travel Company in the U.S. This prospectus also contains trademarks and tradenames of other companies.

RISK FACTORS

An investment in our securities involves a high degree of risk. Investors should carefully consider the risks described below before making an investment decision. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price or value of our securities could decline due to any of these risks, and investors may lose all or part of your investment.

Risks Related to Allegiant

Increases in fuel prices or unavailability of fuel would harm our business and profitability.

Fuel costs constitute a significant portion of our total operating expenses (more than 50% during the first six months of 2008). Significant increases in fuel costs would harm our financial condition and results of operations.

Our MD80 series aircraft are less fuel efficient than new aircraft. An increase in the price of aircraft fuel would therefore result in a disproportionately higher increase in our average total costs than our competitors using more fuel efficient aircraft.

Historically, fuel costs have been subject to wide price fluctuations. Aircraft fuel availability is also subject to periods of market surplus and shortage and is affected by demand for heating oil, gasoline and other petroleum products. Because of the effect of these events on the price and availability of aircraft fuel, the cost and future availability of fuel cannot be predicted with any degree of certainty. A fuel supply shortage or higher fuel prices could result in the curtailment of our service. Some of our competitors may be better positioned to obtain fuel in the event of a shortage. We cannot assure you increases in the price of fuel can be offset by higher revenue.

We carry limited fuel inventory and we rely heavily on our fuel suppliers. We cannot assure you we will always have access to adequate supplies of fuel in the event of shortages or other disruptions in the fuel supply. In May 2007, we were notified by our fuel supplier in Las Vegas that they would limit fuel purchases of all airlines supplied by them in that market. This resulted in a reduction of our fuel supply by approximately 21% of our usage from this supplier. Although this restriction expired in June 2007, we do not know whether further cuts may be imposed at a later time. Restrictions like this one could result in a higher fuel cost or could restrict our ability to grow our operations.

We may face increased competition in our markets which could harm our business.

The small cities we serve on a scheduled basis have traditionally attracted considerably less attention from our potential competitors than larger markets, and in most of our markets, we are the only provider of nonstop service to our leisure destinations. It is possible other airlines will begin to provide nonstop services to and from these markets or otherwise target these markets. An increase in the amount of direct or indirect competition could harm our business.

Our reputation and financial results could be harmed in the event of an accident or incident involving our aircraft or other MD80 aircraft.

An accident or incident involving one of our aircraft could involve repair or replacement of a damaged aircraft and its consequential temporary or permanent loss from service, and significant potential claims of injured passengers and others. Although we believe we currently maintain liability insurance in amounts and of the type generally consistent with industry practice, the amount of such coverage may not be adequate and we may be forced to bear substantial losses from an accident. Substantial claims resulting from an accident in excess of our related insurance coverage would harm our business and financial results. Moreover, any aircraft accident or incident, even if fully insured, could cause a public perception that we are less safe or reliable than other airlines, which would harm our business. Because we are a relatively new company and because we are smaller than most airlines, an accident would likely adversely affect us to a greater degree than a larger, more established airline.

In March 2007, the nose landing gear failed to deploy on a flight to Orlando Sanford International Airport. The aircraft landed safely with only minor injuries to ten passengers. Although the FAA and National Transportation Safety Board (“NTSB”) have conducted their usual investigation, they have yet to release their final report.  The damage to the aircraft was covered by our insurance, but we were responsible for a $250,000 deductible. The aircraft was out of service for two months.

Additionally, our dependence on this single type of aircraft and engine for all of our flights makes us particularly vulnerable to any problems that might be associated with this aircraft type or these engines. Our business would be significantly harmed if a mechanical problem with the MD80 series aircraft or the Pratt & Whitney JT8D-200 series engine were discovered causing our aircraft to be grounded while any such problem is being corrected, assuming it could be corrected at all. The FAA could also suspend or restrict the use of our aircraft in the event of any actual or perceived mechanical problems, whether involving our aircraft or another U.S. or foreign airline’s aircraft, while it conducts its own investigation. Our business would also be significantly harmed if the public avoids flying our aircraft due to an adverse perception of the MD80 series aircraft or the Pratt & Whitney JT8D-200 series engine because of safety concerns or other problems, whether real or perceived, or in the event of an accident involving an MD80 aircraft.

Our maintenance costs will increase as our fleet ages.

Our aircraft range from 12 to 22 years old, with an average age of 18 years as of September 1, 2008. In general, the cost to maintain aircraft increases as they age and exceeds the cost to maintain new aircraft. FAA regulations require additional and enhanced maintenance inspections for older aircraft. These regulations include Aging Aircraft Airworthiness Directives, which typically increase as an aircraft ages and vary by aircraft or engine type depending on the unique characteristics of each aircraft and/or engine.

In addition, we may be required to comply with any future aging aircraft issues, law changes, regulations or airworthiness directives. We cannot assure you our maintenance costs will not exceed our expectations.

We believe our aircraft are and will be mechanically reliable based on the percentage of scheduled flights completed. We cannot assure you our aircraft will continue to be sufficiently reliable over longer periods of time. Furthermore, given the age of our fleet, any public perception that our aircraft are less than completely reliable could have an adverse effect on our profitability.

We may be subject to unionization, work stoppages, slowdowns or increased labor costs.

Unlike most airlines, we have a non-union workforce. If our employees unionize, it could result in demands that may increase our operating expenses and adversely affect our profitability. Our pilots and flight attendants have formed in-house associations to negotiate matters of concern with us. Although we have negotiated mutually acceptable arrangements with our pilots and flight attendants, our costs could be adversely affected by the cumulative results of discussions with employee groups in the future. Further attempts are possible to unionize our flight attendants as the waiting period required by the National Mediation Board (NMB) has elapsed since the prior rejection of union representation on December 4, 2006.

Each of our employee groups could unionize at any time and would require separate collective bargaining agreements. If any group of our employees were to unionize and we were unable to agree on the terms of their collective bargaining agreement or we were to experience widespread employee dissatisfaction, we could be subject to work slowdowns or stoppages. In addition, we may be subject to disruptions by organized labor groups protesting our non-union status. Any of these events would be disruptive to our operations, could harm our business, and therefore have an adverse effect on our future results.

Any inability to acquire and maintain additional compatible aircraft, engines or parts on favorable terms or at all would increase our operating costs and could harm our profitability.

Our fleet currently consists of MD80 series aircraft equipped with Pratt & Whitney JT8D-200 series engines. Although our management believes there is currently an adequate supply of suitable MD80 series aircraft available at favorable prices and terms, we are unable to predict how long these conditions will continue. Any increase in demand for the MD80 aircraft or the Pratt & Whitney JT8D-200 series engine could restrict our ability to obtain additional MD80 aircraft, engines and spare parts. Because the aircraft and the engine are no longer being manufactured, we may be unable to obtain additional suitable aircraft, engines or spare parts on satisfactory terms or at the time needed for our operations or for our implementation of our growth plan.

In April 2006, the FAA indicated it intends to issue regulations limiting the age of aircraft that may be flown in the U.S. The announcement did not indicate the maximum age that would be allowed, the effective date of the regulation or any grandfathering provisions. These regulations, if and when implemented, may have a material effect on our future operations.

We cannot assure you we will be able to purchase additional MD80s on favorable terms, or at all. Instead, we may be required to lease MD80s from current owners. Because, in our experience, the cost of leasing generally exceeds the ownership costs associated with the purchase of the MD80, our operating costs would increase if we are required to lease, instead of purchase, additional MD80 aircraft, and this could harm our profitability.

If the available MD80 series aircraft, whether by purchase or lease, are not compatible with the rest of our fleet in terms of takeoff weight, avionics, engine type or other factors, the costs of operating and maintaining our fleet would likely increase.

There is also a greater risk with acquiring used aircraft because we may incur additional costs to remedy any mechanical issues not found in our inspection and acceptance process and, generally, the cost to maintain used aircraft exceeds the cost to maintain new aircraft.

We have fixed obligations and we expect to incur significantly more fixed obligations which could hurt our ability to meet our strategic goals.

We have obligations under our long-term debt related to the financing of aircraft and aircraft under capital leases. In addition to our long-term debt, we have other fixed obligations under operating leases related to aircraft, airport terminal space, other airport facilities and office space. We expect to incur additional debt and other fixed obligations as we take delivery of additional aircraft and other equipment and continue to expand into new markets. Our ability to make scheduled payments on our existing and additional debt and other fixed obligations will depend upon our future operating performance and cash flow, which in turn will depend upon prevailing economic and political conditions and financial, competitive, regulatory, business and other factors, many of which are beyond our control.

Our business is heavily dependent on the attractiveness of our leisure destinations and a reduction in demand for air travel to these markets could harm our business.

Almost all of our scheduled flights and announced service have Las Vegas, Phoenix, Ft. Lauderdale, Orlando or Tampa/St. Petersburg as either their destination or origin. Our business could be harmed by any circumstances causing a reduction in demand for air transportation to these markets, such as adverse changes in local economic conditions, negative public perception of the particular city, significant price increases, or the impact of past or future terrorist attacks.

Our business could be harmed if we lose the services of our key personnel.

Our business depends upon the efforts of our chief executive officer, Maurice J. Gallagher, Jr., and a small number of management and operating personnel. We do not currently have an employment agreement with or maintain key-man life insurance on Mr. Gallagher. We may have difficulty replacing management or other key personnel who leave and, therefore, the loss of the services of any of these individuals could harm our business.

Our results of operations will fluctuate.

We expect our quarterly operating results to fluctuate in the future based on a variety of factors, including:

•                  the timing and success of our growth plans as we enter new markets

•                  the timing and amount of maintenance expenditures

•                  changes in fuel, security and insurance costs

•                  increases in personnel, marketing, aircraft ownership and other operating expenses to support our anticipated growth

•                  mark-to-market adjustments attributable to our fuel hedging transactions if and when we decide to hedge fuel costs.

In addition, seasonal variations in traffic, the timing of significant repair events and weather affect our operating results from quarter to quarter. Quarter-to-quarter comparisons of our operating results may not be good indicators of our future performance. In addition, it is possible our operating results in any future quarter could be below the expectations of investors and any published reports or analyses regarding Allegiant. In that event, the price of our common stock could decline, perhaps substantially.

We rely heavily on automated systems to operate our business and any failure of these systems could harm our business.

We depend on automated systems to operate our business, including our computerized airline reservation system, our telecommunication systems, our website and other automated systems. We rely on a single vendor to support many of these systems and it would be difficult to readily replace this vendor on whom we have relied since our inception. A failure of this vendor to satisfactorily service our automation needs could negatively affect our Internet sales and customer service and result in increased costs.

We issue only electronic tickets. Our website and reservation system must be able to accommodate a high volume of traffic and deliver important flight information. Substantial or repeated website, reservations system or telecommunication systems failures or a failure by our vendor could reduce the attractiveness of our services. Any disruption in these systems could result in the loss of important data, loss of revenue, increase our expenses and generally harm our business.

Currently, our fixed fee flying business is substantially dependent on a single customer and the loss of this business could have a material adverse effect on our continuing fixed fee contract revenue.

During 2007, approximately 66.2% of our fixed fee contract revenue was derived from Harrah’s Entertainment Inc. and its affiliates with services under two contracts to expire in December 2008. In January 2008 we began flying under a third Harrah’s contract which expires in December 2009. If Harrah’s suffers a decline in business, decides to change its strategy or otherwise decides to reduce, terminate or fail to renew the fixed fee flying services provided by us, our revenues from fixed fee flying operations could be adversely affected.

Due to our limited fleet size, if any of our aircraft becomes unavailable, we may suffer greater damage to our service, reputation and profitability than airlines with larger fleets.

As of September 1, 2008, our current operating fleet consists of 37 aircraft. Given the limited number of aircraft we operate, if an aircraft becomes unavailable due to unscheduled maintenance, repairs or other reasons, we could suffer greater adverse financial and reputational impacts than larger airlines if our flights are delayed or cancelled due to the absence of replacement aircraft. Our business strategy involves concentrating our aircraft overnight at our destination airports. If we are unable to operate those aircraft for a prolonged period of time for reasons outside of our control, for example, a catastrophic event or a terrorist act, our results of operations and business could be disproportionately harmed.

If our credit card processing company were to require significant holdbacks for processing credit card transactions for the purchase of air travel and other services, our cash flow would be adversely affected.

Credit card companies sometimes require holdbacks when future air travel and other future services are purchased through credit card transactions. We rely on a single credit card processing company at this time, and our agreement is terminable on 30 days notice. As virtually all of our scheduled service and ancillary revenue is paid with credit cards and our credit card processing agreement does not require a significant holdback, our cash flow would suffer in the event the terms of our current agreement were changed or terminated. Although we believe we would be able to secure a replacement credit card processing agreement if our current agreement is terminated, the terms of any new agreement may not be as favorable to us. These cash flow issues could be exacerbated during periods of rapid growth as we would be incurring additional costs associated with our growth, but our receipt of these revenues would be delayed.

The introduction of a new aircraft type could impact our cost structure.

We currently operate a single type of aircraft which provides efficiencies in scheduling, maintenance and parts.  We routinely consider the acquisition of other aircraft types.  Although we would choose to acquire a different aircraft type only if we believe we could profitably operate it in our operations, such a decision would increase our costs and require us to make changes to our operations, which could adversely affect our results of operations.

As we may seek to expand our business offerings through acquisitions, the failure to achieve the desired results or the completion of an acquisition on unfavorable terms could have an adverse impact on us.

If we decide to seek growth by way of acquisition, we would be exposed to the attendant risks associated with these transactions. These include integration risks, valuation risks and risks associated with failure to meet expectations of future results, methods of financing, the impact of accounting treatment and the possibility the corporate information provided by the acquired enterprise, including financial data, proves to be inaccurate or unreliable. There is no guaranty any acquisition would enhance our business or value of our stock.

Imposition of additional sales and hotel occupancy and other related taxes may increase our expenses.

Currently, hotels collect and remit hotel occupancy and related taxes to the various tax authorities based on the amounts collected by the hotels. Consistent with this practice, we recover the taxes on the underlying cost of the hotel room night from customers and remit the taxes to the hotel operators for payment to the appropriate tax authorities. We understand some jurisdictions have indicated to the public that they may take the position that sales or hotel occupancy tax may also be applicable to the differential between the price paid by a customer for our service and the cost to us for the underlying room. Historically, we have not collected taxes on this differential. Some state and local jurisdictions could assert we are subject to hotel occupancy taxes on this differential and could seek to collect such taxes, either retroactively or prospectively or both. Such actions may result in substantial liabilities for past sales and could have a material adverse effect on our business and results of operations. To the extent any tax authority succeeds in asserting such a tax collection responsibility exists, it is likely, with respect to future transactions, we would collect any such additional tax obligation from our customers, which would increase the price of hotel room nights we charge our customers and, consequently, could reduce hotel sales and our profitability. We will continue to assess the risks of the potential financial impact of additional tax exposure, and to the extent appropriate, reserve for those estimates of liabilities.

Our processing, storage, use and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements or differing views of personal privacy rights.

In the processing of our customer transactions, we receive and store a large volume of identifiable personal data. This data is increasingly subject to legislation and regulation. This government action is typically intended to protect the privacy of personal data that is collected, processed and transmitted. We could be adversely affected if legislation or regulations are expanded to require changes in our business practices in ways that negatively affect our business, financial condition and results of operations. As privacy and data protection become more sensitive issues, we may also become exposed to potential liabilities as a result of differing views on the privacy of travel data. These and other privacy developments are difficult to anticipate and could adversely affect our business, financial condition and results of operations.

Risks Associated with the Airline and Travel Industry

The airline and travel industry tends to experience adverse financial results during general economic downturns.

Since a substantial portion of airline travel, for both business and leisure, is discretionary, the airline and travel industries tend to experience adverse financial results during general economic downturns. Any general reduction in airline passenger traffic would likely harm our business.

The airline industry is highly competitive, is characterized by low profit margins and high fixed costs, and we may be unable to compete effectively against other airlines with greater financial resources or lower operating costs.

The airline industry is characterized generally by low profit margins and high fixed costs, primarily for personnel, aircraft fuel, debt service and aircraft lease rentals. The expenses of an aircraft flight do not vary significantly with the number of passengers carried and, as a result, a relatively small change in the number of passengers or in pricing could have a disproportionate effect on an airline’s operating and financial results. Accordingly, a minor shortfall in expected revenue levels could harm our business.

In addition, the airline industry is highly competitive and is particularly susceptible to price discounting because airlines incur only nominal costs to provide service to passengers occupying otherwise unsold seats. Although we do not currently face nonstop competition on many of our routes, competing airlines provide connecting service on many of our routes or serve nearby airports. In addition, we have faced other competing services in the past, and we cannot assure you other airlines will not begin to provide nonstop service in the future on the routes we serve. Many of these competing airlines are larger and have significantly greater financial resources and name recognition. We may, therefore, be unable to compete effectively against other airlines that introduce service or discounted fares in the markets we serve.

A future act of terrorism, the threat of such acts or escalation of U.S. military involvement overseas could adversely affect our industry.

Even if not directed at the airline industry, a future act of terrorism, the threat of such acts or escalation of U.S. military involvement overseas could have an adverse effect on the airline industry. In the event of a terrorist attack, the industry would likely experience significantly reduced demand for our travel services. These actions, or consequences resulting from these actions, would likely harm our business and the airline and travel industry.

Changes in government regulations imposing additional requirements and restrictions on our operations could increase our operating costs and result in service delays and disruptions.

Airlines are subject to extensive regulatory and legal compliance requirements, both domestically and internationally, that involve significant costs. In the last several years, the FAA has issued a number of directives and other regulations relating to the maintenance and operation of aircraft, including rules regarding assumed average passenger weight, that have required us to make significant expenditures. FAA requirements cover, among other things, retirement of older aircraft, security measures, collision avoidance systems, airborne windshear avoidance systems, noise abatement, weight and payload limits, and increased inspection and maintenance procedures to be conducted on aging aircraft.

We incur substantial costs in maintaining our current certifications and otherwise complying with the laws, rules and regulations to which we are subject. We cannot predict whether we will be able to comply with all present and future laws, rules, regulations and certification requirements or that the cost of continued compliance will not significantly increase our costs of doing business.

The FAA has the authority to issue mandatory orders relating to, among other things, the grounding of aircraft, inspection of aircraft, installation of new safety-related items and removal and replacement of aircraft parts that have failed or may fail in the future. A decision by the FAA to ground, or require time consuming inspections of or maintenance on, all or any of our MD80 series aircraft, for any reason, could negatively impact our results of operations. In addition to state and federal regulation, airports and municipalities enact rules and regulations that affect our operations.

Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce revenues. For example, in 2006 the FAA adopted regulations requiring airlines to monitor their third-party vendors’ compliance with drug testing standards applicable to mechanics and maintenance personnel in addition to monitoring the airline’s own compliance. Similarly, as a result of the terrorist attacks in New York and Washington, D.C. in September 2001, the FAA and the Transportation Security Administration (“TSA”) have imposed more stringent security procedures on airlines. We cannot predict what other new regulations may be imposed on airlines and there is no assurance these laws or regulations, or any laws or regulations enacted in the future, will not materially adversely affect our financial condition or results of operations.

Our ability to operate as an airline is dependent upon our maintaining certifications issued to us by the DOT and the FAA. Federal law requires that air carriers operating large aircraft, such as our MD80 series aircraft, be continuously “fit, willing and able” to provide the services for which they are licensed. Our “fitness” is monitored by the DOT, which considers factors such as consumer-relations practices, legal and regulatory compliance disposition, financial resources and U.S. citizenship in making its determinations. While DOT has seldom revoked a carrier’s certification for lack of fitness, such an occurrence would render it impossible for us to continue operating as an airline. Similarly, in a worst-case scenario, the FAA could restrict or suspend our ability to operate as an airline, and could do so on an emergency basis with little or no advance warning in the event the FAA should consider our operations unsafe. While under such circumstances we would have a right to expedited judicial review of the legality of the FAA’s actions, such a development would likely harm our business severely regardless of the outcome of such review.

In the event we elect in the future to expand our scheduled service offerings into international markets, we would be subject to increased regulation by U.S. and foreign aeronautical authorities as well as customs, immigration and other border-protection agencies. Additionally, there is no assurance we would be able to obtain the right to serve all routes we may wish to serve. These factors, alone or in combination, could materially adversely affect any international scheduled service we may choose to pursue in the future.

Airlines are often affected by factors beyond their control, including traffic congestion at airports, weather conditions, increased security measures or the outbreak of disease, any of which could harm our operating results and financial condition.

Like other airlines, we are subject to delays caused by factors beyond our control, including air traffic congestion at airports, adverse weather conditions, increased security measures or the outbreak of disease. Delays frustrate passengers and increase costs, which in turn could affect profitability. During periods of fog, snow, rain, storms or other adverse weather conditions, flights may be cancelled or significantly delayed. Cancellations or delays due to weather conditions, traffic control problems and breaches in security could harm our operating results and financial condition. An outbreak of a disease that affects travel behavior, such as severe acute respiratory syndrome (“SARS”) or avian flu, could have a material adverse impact on the airline industry. Any general reduction in airline passenger traffic as a result of an outbreak of disease could harm our business, financial condition and results of operations.

Risks Related to Our Stock Price

The market price of our common stock may be volatile, which could cause the value of your investment in Allegiant to decline.

The market price of our common stock may fluctuate substantially due to a variety of factors, many of which are beyond our control, including:

•                  announcements concerning our competitors, the airline industry or the economy in general

•                  strategic actions by us or our competitors, such as acquisitions or restructurings

•                  media reports and publications about the safety of our aircraft or the aircraft type we operate

•                  new regulatory pronouncements and changes in regulatory guidelines

•                  general and industry-specific economic conditions

•                  changes in financial estimates or recommendations by securities analysts

•                  sales of our common stock or other actions by investors with significant shareholdings

•                  general market conditions.

The stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of particular companies. These types of broad market fluctuations may adversely affect the trading price of our common stock.

In the past, stockholders have sometimes instituted securities class action litigation against companies following periods of volatility in the market price of their securities. Any similar litigation against us could result in substantial costs, divert management’s attention and resources, and harm our business or results of operations.

Other companies may have difficulty acquiring us, even if doing so would benefit our stockholders, due to provisions under our corporate charter, bylaws and option plans, as well as Nevada law.

Provisions in our articles of incorporation, our bylaws, and under Nevada law could make it more difficult for other companies to acquire us, even if doing so would benefit our stockholders. Our articles of incorporation and bylaws contain the following provisions, among others, which may inhibit an acquisition of our company by a third party:

•                  advance notification procedures for matters to be brought before stockholder meetings

•                  a limitation on who may call stockholder meetings

•                  the ability of our board of directors to issue up to 5,000,000 shares of preferred stock without a stockholder vote.

We are also subject to provisions of Nevada law that prohibit us from engaging in any business combination with any “interested stockholder,” meaning generally that a stockholder who beneficially owns more than 10% of our stock cannot acquire us for a period of time after the date this person became an interested stockholder, unless various conditions are met, such as approval of the transaction by our board of directors.

Under U.S. laws and the regulations of the DOT, U.S. citizens must effectively control us. As a result, our president and at least two-thirds of our board of directors must be U.S. citizens and not more than 25% of our voting stock may be owned by non-U.S. citizens (although subject to DOT approval, the percent of foreign economic ownership may be as high as 49%). Any of these restrictions could have the effect of delaying or preventing a change in control.

In addition, options under our Long-Term Incentive Plan may have a special acceleration feature pursuant to which those options will vest in full in the event we are acquired. The accelerated vesting of our employee stock options may prove to be a deterrent to a potential acquisition of us because the acquiring company may have to implement additional retention programs to ensure the continued service of our employees, and the additional dilution that will result from the accelerated vesting of our outstanding employee stock options will likely reduce the amount otherwise payable to our stockholders in an acquisition.

Our corporate charter and bylaws include provisions limiting voting by non-U.S. citizens.

To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our articles of incorporation and bylaws restrict voting of shares of our capital stock by non-U.S. citizens. The restrictions imposed by federal law currently require no more than 25% of our stock be voted, directly or indirectly, by persons who are not U.S. citizens, and that our president and at least two-thirds of the members of our board of directors be U.S. citizens. Our bylaws provide no shares of our capital stock may be voted by or at the direction of non-U.S. citizens unless such shares are registered on a separate stock record, which we refer to as the foreign stock record. Our bylaws further provide no shares of our capital stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law. Registration on the foreign stock record is made in chronological order based on the date we receive a written request for registration. Non-U.S. citizens will be able to own and vote shares of our common stock only if the combined ownership by all non-U.S. citizens does not violate these requirements.

The value of our common stock may be negatively affected by additional issuances of common stock or preferred stock by us and general market factors.

Future issuances or sales of our common stock or convertible preferred stock by us will likely be dilutive to our existing common stockholders.  Future issuances or sales of common or preferred stock by us, or the availability of such stock for future issue or sale, could have a negative impact on the price of our common stock prevailing from time to time.  Sales of substantial amounts of our common stock in the public or private market, a perception in the market that such sales could occur, or the issuance of securities exercisable or convertible into our common stock could also adversely affect the prevailing price of our common stock.

Substantial sales of our common stock could cause our stock price to fall.

If our existing stockholders sell a large number of shares of our common stock or the public market perceives existing stockholders might sell shares of common stock, the market price of our common stock could decline significantly. All of our outstanding shares are either freely tradable, without restriction, in the public market or eligible for sale in the public market at various times, subject, in some cases, to volume limitations under Rule 144 of the Securities Act of 1933, as amended.

We cannot predict whether future sales of our common stock or the availability of our common stock for sale will adversely affect the market price for our common stock or our ability to raise capital by offering equity securities.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of our earnings to our fixed charges was as follows for each of the periods indicated:

	Year ended December 31,					Six months ended June 30,
	2003	2004	2005	2006	2007	2007	2008
Ratio of earnings to fixed charges	3.43	5.54	2.87	3.30	8.39	10.42	6.10

The ratio of earnings to fixed charges is computed by dividing fixed charges into income before income taxes, plus fixed charges less interest capitalized and plus amortization of capitalized interest.  Fixed charges include interest expense, including interest capitalized, and the interest factor of operating lease expense.  The interest factor of operating lease expense is based on an estimate which we consider to be a reasonable approximation.

As of the date of this prospectus, we have no preferred stock outstanding.

SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, when applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, any one or more of the following:

•	debt securities, including convertible debt instruments

•	common stock

•	preferred stock

•	depositary shares

•	warrants to purchase any of the securities listed above

•	stock purchase contracts or stock purchase units

•	units, consisting of one or more shares of common stock, shares of preferred stock, depositary shares, and warrants or

•	any combination of the foregoing securities.

In this prospectus, we refer to the common stock, preferred stock, debt securities, depositary shares, warrants, stock purchase contracts, stock purchase units, and units collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $125,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement or free writing prospectus.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement, the net proceeds from this offering will be used to purchase additional aircraft consistent with our growth strategy and acquisition criteria, for other capital expenditures, for acquisitions, stock repurchases under existing board authorized program or under share repurchase programs that may be approved in the future and to fund working capital and general corporate purposes. Although we have no present commitments for the purchase of aircraft, we continue to seek to purchase suitable aircraft at reasonable prices to expand our business. We intend to apply proceeds of this offering to the purchase of aircraft as we identify aircraft for purchase in the future and to the extent we choose not to finance the purchase price. Nor have we identified any target acquisition at the current time. Pending the use of the net proceeds, we intend to invest these funds in investment-grade, short-term interest bearing securities.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

For purposes of this “Description of Debt Securities and Guarantees” section of this prospectus, references to “Allegiant,” “the Company,” “we,” “our” and “us” refer to Allegiant Travel Company only, unless the context clearly indicates otherwise.

We may offer secured or unsecured debt securities which may be senior, subordinated or junior subordinated, and which may be convertible. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee to be named prior to the offering of any debt securities. A form of the indenture is filed as an exhibit to the registration statement of which this prospectus forms a part.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general terms and provisions described below may apply to such debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities of each series (if applicable):

•	title and aggregate principal amount

•	whether the securities will be senior, subordinated or junior subordinated

•	whether the securities will be secured or unsecured

•	the guarantors, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any

•	applicable subordination provisions, if any

•	whether the securities are convertible into or exchangeable for other securities

•	percentage or percentages of principal amount at which the securities will be issued

•	the date or dates on which principal will be payable and maturity date(s)

•	interest rate(s) or the method for determining the interest rate(s)

•	dates on which interest will accrue or the method for determining dates on which interest will accrue

•	dates on which interest will be payable and record dates for the determination of the holders to which interest will be payable on such payment dates

•	redemption, early repayment or extension provisions

•	authorized denominations

•	form

•	amount of discount or premium, if any, with which the securities will be issued

•	whether the securities will be issued in whole or in part in the form of one or more global securities

•	identity of the depositary for global securities

•	whether a temporary security is to be issued with respect to a series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities

•	any covenants applicable to the particular debt securities being issued

•	any defaults and events of default applicable to the particular debt securities being issued

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the securities will be payable

•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency

•	securities exchange(s) on which the securities will be listed, if any

•	whether any underwriter(s) will act as market maker(s) for the securities

•	extent to which a secondary market for the securities is expected to develop

•	our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision

•	provisions relating to covenant defeasance and legal defeasance

•	provisions relating to satisfaction and discharge of the indenture

•	any special tax implications, including provisions for original issue discount

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture

•	additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may or may not be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Our subsidiaries Allegiant Air, LLC, Allegiant Vacations, LLC and AFH, Inc., may jointly and severally guarantee any series of debt securities. The specific terms of any guarantees will be described in the applicable prospectus supplement.

The indenture and the debt securities and guarantees will be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

This section contains a description of our capital stock.  The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to our articles of incorporation.  See “Where You Can Find More Information.”

Authorized Capitalization

Our capital structure consists of 100,000,000 authorized shares of common stock and 5,000,000 shares of undesignated preferred stock. As of August 31, 2008, there were 20,317,000 shares of common stock issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of our common stock are entitled to dividends as our board of directors may declare from time to time from legally available funds subject to the preferential rights of the holders of any shares of our preferred stock that we may issue in the future. The holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders, subject to the restrictions described below under the caption “Anti-Takeover Effects of Certain Provisions of Nevada Law and Our Articles of Incorporation and Bylaws—Limited Voting by Foreign Owners”.

Our articles of incorporation do not provide for cumulative voting in connection with the election of directors. Accordingly, directors will be elected by a plurality of the shares voting once a quorum is present. No holder of our common stock will have any preemptive right to subscribe for any shares of capital stock issued in the future.

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights of any shares of preferred stock that we may issue in the future. All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

As of the date of this prospectus, no shares of our preferred stock are outstanding. Under our articles of incorporation, our board of directors, without further action by our stockholders, will be authorized to issue shares of preferred stock in one or more classes or series. The board may fix the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including:

•      the number of shares of the series, which number may thereafter be increased or decreased by our board of directors (but not below the number of shares of that series then outstanding)

•      whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series

•      the conditions under which and the dates upon which dividends will be payable, and the relation which those dividends will bear to the dividends payable on any other class or classes of stock

•      the redemption rights and price or prices, if any, for shares of the series

•      the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series

•      the amounts payable on and the preferences of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company

•      whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of that other class or series or that other security, the conversion price or prices or rate or rates, any adjustments to that price or those prices or that rate or those rates, the date or dates as of which those shares will be convertible and all other terms and conditions upon which the conversion may be made

•      restrictions on the issuance of shares of the same series or of any other class or series

•      the voting rights, if any, of the holders of shares of that series.

The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. The issuance of preferred stock could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of our company. We currently have no plans to issue any shares of preferred stock.

We believe the ability of our board of directors to issue one or more series of preferred stock will provide us with flexibility in structuring possible future financings and in meeting other corporate needs that might arise. Our authorized shares of preferred stock will be available for issuance without further action by our stockholders, unless that action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. The Nasdaq Global Select Market currently requires stockholder approval as a prerequisite to listing shares in several instances, including sales or issuances of common stock or securities convertible into, or exercisable for, common stock equal to or in excess of 20% or more of the outstanding stock determined before the proposed issuance.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors may decide to issue those shares based on its judgment as to the best interests of our company and our stockholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage a potential acquiror from making an unsolicited and unwanted acquisition attempt through which that acquiror may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of that stock.

Registration Rights

We entered into an investors agreement with certain of our investors. These holders of up to 7,612,600 shares of common stock are entitled to registration rights with respect to their shares.  These registration rights will expire no later than December 13, 2008.

Anti-Takeover Effects of Certain Provisions of Nevada Law and Our Articles of Incorporation and Bylaws

Effect of Nevada Anti-takeover Statute.  We are subject to Section 78.438 of the Nevada Revised Statutes, an anti-takeover law. In general, Section 78.438 prohibits a Nevada corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. Section 78.439 provides that business combinations after the three year period following the date that the stockholder becomes an interested stockholder may also be prohibited unless approved by the corporation’s directors or other stockholders or unless the price and terms of the transaction meet the criteria set forth in the statute.

Section 78.416 defines “business combination” to include the following:

•      any merger or consolidation involving the corporation and the interested stockholder or any other corporation which is an affiliate or associate of the interested stockholder;

•      any sale, transfer, pledge or other disposition of the assets of the corporation involving the interested stockholder or any affiliate or associate of the interested stockholder if the assets transferred have a market value equal to 5% or more of all of the assets of the corporation or 5% or more of the value of the outstanding shares of the corporation or represent 10% or more of the earning power of the corporation;

•      subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation with a market value of 5% or more of the value of the outstanding shares of the corporation;

•      the adoption of a plan of liquidation proposed by or under any arrangement with the interested stockholder or any affiliate or associate of the interested stockholder;

•      any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder; or

•      the receipt by the interested stockholder or any affiliate or associate of the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 78.423 defines an interested stockholder as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Control Share Acquisitions.  Sections 78.378 through 78.3793 of the Nevada Revised Statutes limit the voting rights of certain acquired shares in a corporation. The provisions apply to any acquisition of outstanding voting securities of a Nevada corporation that has 200 or more stockholders, at least 100 of which are Nevada residents, and conducts business in Nevada (an “issuing corporation”) resulting in ownership of one of the following categories of an issuing corporation’s then outstanding voting securities: (i) twenty percent or more but less than thirty-three percent; (ii) thirty-three percent or more but less than fifty percent; or (iii) fifty percent or more. The securities acquired in such acquisition are denied voting rights unless a majority of the security holders approve the granting of such voting rights. Unless an issuing corporation’s articles of incorporation or bylaws then in effect provide otherwise: (i) voting securities acquired are also redeemable in part or in whole by an issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to an issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities, and (ii) if outstanding securities and the security holders grant voting rights to such acquiring person, then any security holder who voted against granting voting rights to the acquiring person may demand the purchase from an issuing corporation, for fair value, all or any portion of his securities. These provisions do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or made in connection with certain mergers or reorganizations.

Articles of Incorporation and Bylaw Provisions.  Our articles of incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

Authorized but Unissued or Undesignated Capital Stock.  Our authorized capital stock consists of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. No preferred stock has yet to be designated. As of August 31, 2008, we had outstanding 20,317,000 shares of common stock. The authorized but unissued (and in the case of preferred stock, undesignated) stock may be issued by the board of directors in one or more transactions. In this regard, our articles of incorporation grant the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board’s authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control. The board of directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law.

Special Meetings of Stockholders.  Our bylaws provide that special meetings of our stockholders may be called only by our board of directors, by our chairman of the board of directors or by our chief executive officer.

Notice Procedures.  Our bylaws establish advance notice procedures with regard to all stockholder proposals to be brought before meetings of our stockholders, including proposals relating to the nomination of candidates for election as directors, the removal of directors and amendments to our articles of incorporation or bylaws. These procedures provide that notice of such stockholder proposals must be timely given in writing to our secretary prior to the meeting. Generally, to be timely, notice must be received by our secretary not less than 120 days prior to the meeting. The notice must contain certain information specified in the bylaws.

Other Anti-Takeover Provisions.  Certain provisions of our long-term incentive plan may have the effect of discouraging, delaying or preventing a change in control or unsolicited acquisition proposalsas vesting of stock grants may accelerate upon a change of control.

Limitation of Director Liability.  Our articles of incorporation limit the liability of our directors (in their capacity as directors but not in their capacity as officers) to us or our stockholders to the fullest extent permitted by Nevada law. Specifically, our directors will not be personally liable for monetary damages for breach of a director’s fiduciary duty as a director, except for liability:

•      for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

•      under Section 78.300 of the Nevada Revised Statutes, which relates to unlawful payments of dividends.

Indemnification Arrangements.  Our bylaws provide that our directors and officers shall be indemnified and provide for the advancement to them of expenses in connection with actual or threatened proceedings and claims arising out of their status as such to the fullest extent permitted by the Nevada Revised Statutes. We have entered into indemnification agreements with each of our directors and executive officers that provide them with rights to indemnification and expense advancement to the fullest extent permitted under the Nevada Revised Statutes.

Limited Voting by Foreign Owners.  To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our articles of incorporation and bylaws restrict voting of shares of our capital stock by non-U.S. citizens. The restrictions imposed by federal law currently require that no more than 25% of our voting stock be voted, directly or indirectly, by persons who are not U.S. citizens, and that our president and at least two-thirds of the members of our board of directors be U.S. citizens. Our articles of incorporation provide that no shares of our capital stock may be voted by or at the direction of non-U.S. citizens unless such shares are registered on a separate stock record, which we refer to as the foreign stock record. Our bylaws further provide that no shares of our capital stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law. In addition, Maurice Mason, a member of our board of directors, is not a U.S. citizen.

Listing

Our common stock is traded on the Nasdaq Global Select Market under the symbol “ALGT.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. Its address is 59 Maiden Lane, Plaza Level, New York, New York 10038.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of the depositary shares.  The applicable prospectus supplement will describe the specific terms of the depositary shares offered by that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock.  In that event, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us.  The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000.  Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all the rights and preferences of the preferred stock underlying that depositary share.  Those rights may include dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under a deposit agreement.  Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares in accordance with the terms of the offering.  The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form.  These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts.  Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution.  If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Withdrawal of Underlying Preferred Stock

Unless we say otherwise in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares.  We will not issue any partial shares of preferred stock.  If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of underlying stock held by the depositary.  The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of underlying stock.  Whenever we redeem shares of underlying stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying stock so redeemed.  If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately or other equitable method, as may be determined by the depositary.

Voting

Upon receipt of notice of any meeting at which the holders of the underlying stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock.  Each record holder of the depositary shares on the record date (which will be the same date as the record date for the underlying stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying stock represented by that holder’s depositary shares.  The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so.  The depositary will not vote the underlying shares to the extent it does not receive specific instructions with respect to the depositary shares representing the preferred stock.

Conversion or Exchange of Preferred Stock

If the deposited preferred stock is convertible into or exchangeable for other securities, the following will apply.  The depositary shares, as such, will not be convertible into or exchangeable for such other securities.  Rather, any holder of the depositary shares may surrender the related depositary receipts, together with any amounts payable by the holder in connection with the conversion or the exchange, to the depositary with written instructions to cause conversion or exchange of the preferred stock represented by the depositary shares into or for such other securities.  If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary.  However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.  The deposit agreement may be terminated by us upon not less than 60 days’ notice whereupon the depositary shall deliver or make available to each holder of depositary shares, upon surrender of the depositary receipts held by such holder, the number of whole or fractional shares of preferred stock represented by such receipts.  The deposit agreement will automatically terminate if (a) all outstanding depositary shares have been redeemed or converted into or exchanged for any other securities into or for which the underlying preferred stock is convertible exchangeable or (b) there has been a final distribution of the underlying stock in connection with our liquidation, dissolution or winding up and the underlying stock has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements.  We will also pay charges of the depositary in connection with its duties under the deposit agreement.  Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for any permitted withdrawal of shares of underlying stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Reports

The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying stock.

Limitation on Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement.  Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement.  Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying stock unless satisfactory indemnity is furnished.  We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

In the event the depositary receives conflicting claims, requests or instructions from any holders of depositary shares, on the one hand, and us, on the other, the depositary will act on our claims, requests or instructions.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to resign.  We may remove the depositary at any time.  Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment.  The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time.  Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

General

We may issue warrants to purchase common stock, preferred stock, debt securities, depositary shares, or any combination thereof.  Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities.  We may issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•      the title of such warrants

•      the aggregate number of such warrants

•      the price or prices at which such warrants will be issued

•      the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants

•      the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased

•      the date on which the right to exercise such warrants shall commence and the date on which such right will expire

•      whether such warrants will be issued in registered form or bearer form

•      if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time

•      if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security

•      if applicable, the date on and after which such warrants and the related securities will be separately transferable

•      the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants

•      terms, procedures, and limitations relating to the transferability, exchange and exercise of such warrants

•      the terms of any rights to redeem or call, or accelerate the expiration of, the warrants

•      information with respect to book-entry procedures, if any

•      if applicable, a discussion of material U.S. federal income tax considerations

•      any other terms of such warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant or other applicable certificate representing the warrants to be exercised together with specified information, and paying the required amount to us or the warrant agent, as applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the applicable warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.

Upon receipt of the required payment and the warrant or other applicable certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

The following is a general description of the terms of the stock purchase contracts and stock purchase units we may issue from time to time.  Particular terms of any stock purchase contracts and/or stock purchase units we offer will be described in the prospectus supplement relating to such stock purchase contracts and/or stock purchase units.  Material U.S. federal income tax consideration applicable to the stock purchase contracts and the stock purchase units will also be discussed in the applicable prospectus supplement.

Stock Purchase Contracts

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date.  The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.  Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

The applicable prospectus supplement will describe the terms of any stock purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•      whether the stock purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the stock purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•      whether the stock purchase contracts are to be prepaid or not;

•      whether the stock purchase contracts will be issued as part of a unit and, if so, the other securities comprising the unit;

•      whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance, or level of the securities subject to purchase under the stock purchase contract;

•      any acceleration, cancellation, termination, or other provisions relating to the settlement of the stock purchase contracts; and

•      whether the stock purchase contracts will be issued in full registered or global form.

Stock Purchase Units

The stock purchase contracts may be issued separately or as a part of units (“stock purchase units”), consisting of a stock purchase contract and debt securities or debt obligations of third parties, including U.S. Treasury securities, in each case securing holders’ obligations to purchase common stock, preferred stock or depositary shares under the stock purchase contracts.  The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded.  The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of units we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, depositary shares, and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units we may offer under this prospectus, we will describe the particular terms of any series of units we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units we may sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of one or more shares of common stock, shares of preferred stock, depositary shares, and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•      the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•      any provisions of the governing unit agreement that differ from those described below; and

•      any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Depositary Shares,” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, depositary share, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

General

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•      directly to purchasers

•      to or through underwriters or dealers

•      through agents

•      through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•      a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction

•      purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account

•      ordinary brokerage transactions and transactions in which a broker solicits purchasers

•      privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•      enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions

•      sell securities short and redeliver such shares to close out our short positions

•      enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus

•      loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of that particular offering of securities, including:

•      the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any

•      the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale

•      any over-allotment options under which underwriters may purchase additional securities from us

•      any delayed delivery arrangements

•      any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation

•      any discounts or concessions allowed or reallowed or paid to dealers

•      any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•      at a fixed price or prices, which may be changed

•      at market prices prevailing at the time of sale

•      at prices related to the prevailing market prices

•      at negotiated prices.

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than the common stock which is listed on the Nasdaq Global Select Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, depositary shares, warrants, subscription rights, purchase contracts or purchase units on any securities exchange; any such listing with respect to any particular debt securities, preferred stock, depositary shares, warrants, subscription rights, purchase contracts or purchase units will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any reports, statements or other information we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings also are available to you at the SEC’s web site at http://www.sec.gov and on our website at http://www.allegiantair.com. Information on our website is not incorporated into this prospectus and should not be relied upon in determining whether to invest in our securities.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement at the SEC’s Public Reference Room in Washington D.C., as well as through the SEC’s website.

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus, which means that we can disclose important information to you by referring you to those documents and those documents will be considered part of this prospectus.  Information that we file later with the SEC will automatically update and supersede the previously filed information.  We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (i) after the date of the filing of this registration statement and prior to its effectiveness and (ii) until this offering or offerings have been completed.

•      Annual Report on Form 10-K for the year ended December 31, 2007.

•      The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2007, from our definitive proxy statement on Schedule 14A filed with the SEC on April 21, 2008.

•      Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008.

•      Current Reports on Form 8-K filed with the SEC on January 30, 2008, February 15, 2008, March 20, 2008, April 11, 2008, April 17, 2008, April 18, 2008, April 21, 2008, April 29, 2008, May 15, 2008, July 7, 2008 and July 23, 2008.

•      The description of our common stock contained in our registration statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934 on November 22, 2006.

You may request copies of these filings at no cost, by writing or telephoning our Investor Relations Department at the following address:

Allegiant Travel Company
8360 South Durango Drive
Las Vegas, Nevada 89113
(702) 851-7300
Attention:  Investor Relations

FORWARD LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements,” which you can generally identify by our use of forward-looking words including “believe,” “expect,” “intend,” “may,” “will,” “should,” “could,” “anticipate” or “plan” or the negative or other variations of these terms or comparable terminology, or by discussion of strategies that involve risks and uncertainties.  These forward-looking statements are not historical facts, but are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements are listed under “Risk Factors” in this prospectus and may also be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, increases in fuel prices, terrorist attacks, risks inherent to airlines, demand for air services to Las Vegas, Phoenix, Ft. Lauderdale, Orlando and Tampa/St. Petersburg from the markets served by us, our ability to implement our growth strategy, our fixed obligations, our dependence on our leisure destination markets, our ability to add, renew or replace gate leases, the competitive environment, problems with our aircraft, dependence on fixed fee customers, our reliance on our automated systems, economic and other conditions in markets in which we operate, governmental regulation, increases in maintenance costs and insurance premiums and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

LEGAL MATTERS

The validity of our securities issued hereunder will be passed upon for us by Ellis Funk, P.C., Atlanta, Georgia.  As of August 31, 2008, members of Ellis Funk, P.C., beneficially owned in the aggregate fewer than 5,000 shares of our common stock.  If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of Allegiant Travel Company appearing in Allegiant Travel Company’s Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of Allegiant Travel Company’s internal control over financial reporting as of December 31, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the offering or offerings described in this registration statement.  All expenses, except the SEC registration fee, are estimated.

Securities and Exchange Commission registration fee	$4,912.50
Printing*
Accountants’ fees*
Blue Sky fees and expenses*
Fees and expenses of trustee*
Legal Fees*
Rating Agency fees*
Miscellaneous expenses*
Total*

*To be provided by amendment or as an exhibit to a Current Report on Form 8-K of the Company.

Item 15. Indemnification of Directors and Officers.

The Company’s Articles of Incorporation provide that directors of the Company will not be personally liable for monetary damages to the Company for certain breaches of fiduciary duty as directors to the fullest extent allowable by Nevada law. Under Nevada law, subject to specified exceptions, or unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the Company or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (a) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (b) his breach of those duties involved intentional misconduct, fraud, or a knowing violation of law. Under current Nevada law, directors and officers would remain liable for: (i) acts or omissions which constitute a breach of fiduciary and which involve intentional misconduct, fraud or a knowing violation of law, and (ii) approval of certain illegal dividends or redemptions. In appropriate circumstances, equitable remedies or non-monetary relief, such as an injunction, may remain available to a stockholder seeking redress from any such violation.

The Company also has the obligation, pursuant to Article Ten of the Company’s bylaws, to indemnify any officer or director of the Company for all expenses actually and reasonably incurred by them in connection with any legal action brought or threatened against such person for or on account of any action or omission alleged to have been committed because such person was an officer or director, if the person acted in good faith and in a manner which the person believed to be in, or believed was not opposed to, the best interests of the Company and, with respect to criminal actions, such person had no reasonable cause to believe his conduct was unlawful; provided that such indemnification shall not be made if a final adjudication establishes such person’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of law and was material to the cause of action.

Item 16.         Exhibits

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Articles of Incorporation of Allegiant Travel Company (Incorporated by reference to Exhibit 3.1 filed with Registration Statement #333-134145 filed by Allegiant Travel Company with the Commission).

4.2	Bylaws of Allegiant Travel Company (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed with the Commission on November 13, 2007).

4.3*	Form of Indenture relating to debt securities.

4.4*	Form of senior debt security will be included in Exhibit 4.3.

4.5*	Form of Certificate of Designations of preferred stock.

4.6*	Form of Warrant.

4.7*	Form of Stock Purchase Contract.

4.8*	Form of Unit Agreement (including form of unit certificate).

4.9*	Form of Depositary Receipt for Depositary Shares.

4.10*	Form of Depositary Agreement for Depositary Shares.

4.11*	Specimen certificate for shares of preferred stock.

5.1	Opinion of Ellis Funk, P.C. as to the validity of the securities being registered

12	Calculation of Ratio of Earnings to Fixed Charges of Allegiant Travel Company

23.1	Consent of Ernst & Young, LLP.

24.1	Powers of Attorney (included on signature page)

25*	Statement of Eligibility on Form T-1 of trustee for the debt securities

*To be filed by amendment to this registration statement or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17.         Undertakings.

The undersigned registrant hereby undertakes:

(a)(1)       to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15 (d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(b)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is relying on Rule 430B:

(A)          Each prospectus filed by the registrant pursuant to Rules 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement or in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statements as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(C)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f)            That, for the purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(a) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(g)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) it is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

(h)           The undersigned registrant hereby undertakes that:

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(i)            The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) a of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, State of Nevada, on August 29, 2008.

ALLEGIANT TRAVEL COMPANY

By:	/s/ Maurice J. Gallagher, Jr.
Maurice J. Gallagher, Jr.
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Maurice J. Gallagher, Jr. and Andrew C. Levy, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes,  may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 29, 2008.

Signature	Title

/s/ Maurice J. Gallagher, Jr.	Chief Executive Officer and Chairman of the Board,
Maurice J. Gallagher, Jr.	principal executive officer

/s/ Gary Ellmer	Director
Gary Ellmer

/s/ Timothy P. Flynn	Director
Timothy P. Flynn

/s/ Maurice Mason	Director
Maurice Mason

/s/ John Redmond	Director
John Redmond

/s/ Andrew C. Levy	Chief Financial Officer
Andrew C. Levy	(principal financial officer)

/s/ Scott Sheldon	Principal accounting officer
Scott Sheldon